Exhibit 10.5

AMENDMENT NUMBER 5 TO TERM LOAN AGREEMENT

among

HALL OF FAME RESORT & ENTERTAINMENT COMPANY AND THE OTHER PERSONS SIGNATORY HERETO AS BORROWERS

as Borrowers

and

THE LENDER PARTY HERETO,

as Lender

and

AQUARIAN CREDIT FUNDING LLC,

as Administrative Agent

dated as of December 15, 2021

AMENDMENT NUMBER 5 TO TERM LOAN AGREEMENT

This AMENDMENT NUMBER 5 TO TERM LOAN AGREEMENT (this “Amendment”) dated as of December 15, 2021 (the “Effective Date”) is made by and among (1) Hall of Fame Resort & Entertainment Company, a Delaware corporation (“HOF Resort & Entertainment”, (2) HOF Village Newco, LLC, a Delaware limited liability company (“HOF Newco”), (3) HOF Village Stadium, LLC, a Delaware limited liability company (“HOF Stadium”), (4) HOF Village Parking, LLC, a Delaware limited liability company, (5) HOF Village Youth Fields, LLC, a Delaware limited liability company, (6) HOF Village Land, LLC, a Delaware limited liability company, (7) HOF Village Sports Business, LLC, a Delaware limited liability company, (8) HOF Village Hotel I, LLC, a Delaware limited liability company, (9) HOF Village Hotel WP, LLC, a Delaware limited liability company, (10) HOF Village Center for Excellence, LLC, a Delaware limited liability company, (11) HOF Village Center for Performance, LLC, a Delaware limited liability company, (12) HOF Village Residences I, LLC, a Delaware limited liability company, (13) HOF Village Parking Management I, LLC, a Delaware limited liability company, (14) HOF Village Waterpark, LLC, a Delaware limited liability company, (15) HOF Experience, LLC, a Delaware limited liability company, (16) HOF Village Media Group, LLC, a Delaware limited liability company, (17) HOF Village Retail I, LLC, a Delaware limited liability company, and (18) HOF Village Retail II, LLC, a Delaware limited liability company (collectively, the “Borrowers”), in favor of AQUARIAN CREDIT FUNDING LLC, a Delaware limited liability company (together with its successors and assigns, the “Administrative Agent”) and INVESTORS HERITAGE LIFE INSURANCE COMPANY (collectively, together with its successors and assigns, the “Lender”).

PRELIMINARY STATEMENTS:

(1) The Borrowers, the Lender, the Administrative Agent, and the other parties named therein are parties to the Term Loan Agreement, dated as of December 1, 2020, as amended by the Amendment Number 1 to Term Loan Agreement dated January 28, 2021, Amendment Number 2 to Term Loan Agreement dated February 15, 2021, Amendment Number 3 to Term Loan Agreement dated August 30, 2021, and Amendment Number 4 to Term Loan Agreement dated August 30, 2021, as further amended, restated, supplemented, waived or otherwise modified from time to time, the “Loan Agreement”; capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement, as amended hereby;

(2) The outstanding principal balance of the Loan, as of the date hereof, is $20,000,000.00;

(3) The Borrowers seek to make a partial prepayment under the Loan Agreement in return for the release of certain Collateral and release of certain Borrowers; and

(4) Lenders and Administrative Agent, have agreed to the release of certain Collateral and the release of certain Borrowers, on the terms and conditions set forth in this Amendment.

(5) The Administrative Agent, the Borrowers, and the Lender desire to amend the Loan Agreement as set forth below.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto hereby agree as follows:

SECTION 1. Prepayment. The Lender acknowledges that, on the Effective Date, the Borrowers have made a prepayment in the amount of Twelve Million Six Hundred Thousand Dollars ($12,600,000)(“December 2021 Prepayment”) which December 21 Prepayment was effected by way of a withdraw by Administrative Agent’s withdraw of such amount from the Proceeds Account. In connection with the December 2021 Prepayment, the Lender shall also withdraw the Yield Maintenance Premium and interest due on the Loan for the period of December 1, 2021 to December 15, 2021 in the amount of $315,000.00 from the Interest Reserve Account (the “December 2021 Interest/YM Payment”).

SECTION 2. Release of Certain Borrowers. The Lender hereby releases (as of the Effective Date) (1) HOF Village Parking, LLC, a Delaware limited liability company, (2) HOF Village Youth Fields, LLC, a Delaware limited liability company, (3) HOF Village Land, LLC, a Delaware limited liability company, (4) HOF Village Sports Business, LLC, a Delaware limited liability company, (5) HOF Village Hotel I, LLC, a Delaware limited liability company, (6) HOF Village Hotel WP, LLC, a Delaware limited liability company, (7) HOF Village Center for Excellence, LLC, a Delaware limited liability company, (8) HOF Village Center for Performance, LLC, a Delaware limited liability company, (9) HOF Village Residences I, LLC, a Delaware limited liability company, (10) HOF Village Parking Management I, LLC, a Delaware limited liability company, (11) HOF Village Waterpark, LLC, a Delaware limited liability company, (12) HOF Experience, LLC, a Delaware limited liability company, (13) HOF Village Media Group, LLC, a Delaware limited liability company, (14) HOF Village Retail I, LLC, a Delaware limited liability company, and (15) HOF Village Retail II, LLC, a Delaware limited liability company (collectively, the “Released Borrowers” and each, a “Released Borrower”) from any and all liabilities and obligations to any of Administrative Agent or Lender, arising under, pursuant to or in connection with the Loan Agreement and any of the Loan Documents other than those liabilities and obligations that expressly survive the termination of the Loan Agreement. Consequently, except as provided in this Amendment, all references to “Borrowers” or “Borrower” in the Loan Agreement and applicable Loan Documents shall exclude the Released Borrowers, and the Released Borrowers shall no longer be Borrowers for any purpose under the Loan Agreement or any of the Loan Documents. The remaining Borrowers shall be (1) HOF Resorts & Entertainment, (2) HOF Newco, and (3) HOF Stadium.

SECTION 3. Amendment. In connection with the Prepayment and the Released Borrowers, as of the Effective Date, the Loan Agreement is amended as follows:

(a) Section 1.01 of the Loan Agreement is hereby amended by adding the following new defined terms in their proper alphabetical sequence:

“ErieBank Loan” means that certain first mortgage loan in the amount of $22,040,000 made on or about the date of this Amendment by ERIEBANK, a division of CNB Bank, a wholly owned subsidiary of CNB Financial Corporation, a Pennsylvania corporation, to HOF Village Center for Excellence, LLC, which loan is secured by real property owned or to be owned by HOF Newco, LLC, and payment of which is guaranteed by HOF Resort & Entertainment and, to the extent of certain sponsorship payments received by HOF Newco, HOF Newco.

“IRG 2021 Note” shall mean that certain Promissory Note made by Hall of Fame Resort and Entertainment Company for $8,500,000 with Industrial Realty Group, LLC, a Nevada limited liability company dated November 23, 2021, as amended on or about the date of this Amendment.

(b) The following terms in Section 1.01 of the Loan Agreement are hereby deleted their entirety and the following substituted therefor:

“Collateral” shall mean the Mortgaged Property, and for the avoidance of doubt, excludes the Excluded Collateral.

“Control Agreements” shall mean the Interest Reserve Account Control Agreement, the Proceeds Account Control Agreement and any other control agreements over the accounts shown on Schedule 3.19(c).

“Excluded Subsidiaries” shall mean (1) HOF Village Hotel II, LLC, a Delaware limited liability company, (2) JCIHOFV Financing, LLC, a Delaware limited liability company, (3) Mountaineer GM LLC, a Delaware limited liability company, (4) HOF Village Parking, LLC, a Delaware limited liability company, (5) HOF Village Youth Fields, LLC, a Delaware limited liability company, (6) HOF Village Land, LLC, a Delaware limited liability company, (7) HOF Village Sports Business, LLC, a Delaware limited liability company, (8) HOF Village Hotel I, LLC, a Delaware limited liability company, (9) HOF Village Hotel WP, LLC, a Delaware limited liability company, (10) HOF Village Center for Excellence, LLC, a Delaware limited liability company, (11) HOF Village Center for Performance, LLC, a Delaware limited liability company, (12) HOF Village Residences I, LLC, a Delaware limited liability company, (13) HOF Village Parking Management I, LLC, a Delaware limited liability company, (14) HOF Village Waterpark, LLC, a Delaware limited liability company, (15) HOF Experience, LLC, a Delaware limited liability company, (16) HOF Village Media Group, LLC, a Delaware limited liability company, (17) HOF Village Retail I, LLC, a Delaware limited liability company, and (18) HOF Village Retail II, LLC, a Delaware limited liability company.

“Ground Lease” shall mean, that certain Ground Lease, dated February 26, 2016 (as amended, modified or supplemented from time-to-time prior to the date hereof (including as modified by the Letter of Representations) and as may be amended, modified or supplemented from time to time after the Closing Date with the prior written consent of the Administrative Agent) between the Canton City School District, acting by and through its Board of Education, as “Lessor” thereunder, and the Stark County Port Authority, as “Lessee” thereunder with respect to the land, building and real property covered by the Stadium Project Lease, as may be affected by (a) that certain Omnibus Amendment Agreement recorded as Instrument No. 201901100001002, (b) that certain Rent Adjustment and Lease Amendment Agreement recorded as Instrument No. 2019080700029147, (c) the Contribution Agreement, (d) that certain Modification of Leases by Termination of Rent Adjustment Agreement and Rescission of Amendments entered into on or about December 1, 2020 by Canton City School District, acting by and through its Board of Education, Stark County Port Authority, and HOF Village Stadium, LLC, and joined by HOF, Newco) and by Holdings SPE, LLC, (e) that certain Second Rent Adjustment and Lease Amendment Agreement entered on December 1, 2020 by and among the Canton City School District, acting by and through its Board of Education, Stark County Port Authority, HOF Stadium, HOF Village Parking, LLC and HOF Village Youth Fields, LLC, as the same may be further amended, restated, replaced, supplemented or otherwise modified from time to time solely with the prior written consent of Administrative Agent, in its sole and absolute discretion.

“Mortgaged Property” shall mean the subleasehold estate in those certain parcels of real property described on Exhibit B attached hereto and made a part hereof, together with the improvements thereon which subleasehold estate was created by that certain Stadium Project Lease. The Stark County Port Authority leases the Stadium Leasehold Premises pursuant to the Ground Lease.

“Permitted Indebtedness” shall mean (a) the PIPE Notes, (b) any Indebtedness pursuant to the EME Customer Contract to make EME Installment Payments, (c) the Existing Guarantees, (d) the TDD BANs (and any Guarantee issued by any Borrower required in connection with the TDD BANs), (e) the TIF Bonds, (f) all Indebtedness pursuant to Permitted Redemption Rights, (g) the JKP Note, (h) the Mezzanine (IRG) Note, (i) the IRG 2021 Note, (j) the ErieBank Loan, and (k) any other Indebtedness expressly approved by Administrative Agent in writing, in its sole and absolute discretion.

“PFOF Lease Agreements” shall mean the lease, identified and defined in the Ground Lease as the “PFHOF Stadium Lease” and that certain sublease identified in the Ground Lease as the “PFHOF Stadium Lease.”

“Project Lease” shall mean the Stadium Project Lease as it may be further amended, restated, replaced, supplemented or otherwise modified from time to time solely with the prior written consent of Administrative Agent, in its sole and absolute discretion.

“Real Property” shall mean all Mortgaged Property and all other real property owned or leased from time to time by HOF Stadium.

“Stadium Leasehold Premises” shall have the meaning set forth in the Mortgage.

“Yield Maintenance Premium” shall mean, after giving effect to the December 2021 YM Payment, an amount equal to $185,000.00, which is equal to the amount of all future installments of interest (at the Interest Rate) which would have been due hereunder from the Effective Date through and including the Stated Maturity Date.

(c) The following terms in Section 1.01 of the Loan Agreement are hereby deleted their entirety: “Parking Ground Lease,” “Parking Project Lease,” and “Youth Field Project Lease.” Any and all references thereto as related to events occurring on or after the date of this Amendment shall be deleted as the context may require.

(d) The references in the Loan Agreement to “Ground Leases” and “Project Leases” shall be replaced by the singular “Ground Lease” and “Project Lease” as the context may require.

(e) Section 5.13(b) of the Loan Agreement entitled “Proceeds and Revenues” is hereby deleted in its entirety. For the avoidance of doubt, Borrowers shall have no obligation to deposit any funds into the Proceeds Account, except for as provided in Section 5.13(f).

(f) Section 5.13(f) of the Loan Agreement entitled “Proceeds and Revenues” is hereby deleted in its entirety and replaced with the following:

Governmental Funds; Business Interruptions. In addition, notwithstanding anything to the contrary contained in this Agreement, Borrowers shall deposit in the Proceeds Account any and all funds received by or on behalf of Borrowers from any source of insurance, including business interruption insurance or similar sources, to the extent related to the Mortgaged Property.

(g) Section 5.15 of the Loan Agreement entitled “Minimum Liquidity” is hereby deleted in its entirety.

(h) The introductory paragraph of Section 6.02 of the Loan Agreement entitled “Liens” is hereby deleted in its entirety and replaced with the following:

Liens. On or after the Closing Date, Borrowers shall not, and it shall not permit any Borrower to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to the Pledged Collateral, the Mortgaged Property or any property or asset of any kind of HOF Stadium file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the UCC of any jurisdiction or under any similar recording or notice statute, except (collectively, the “Permitted Liens”):

(i) Section 6.11 of the Loan Agreement is revised such that all references to “Borrowers” thereunder shall be deemed to include the Released Borrowers; provided that requirements of Section 6.11(a)(ii) shall not be applicable to the Released Borrowers.

(j) Section 6.16 of the Loan Agreement entitled “Limitations on Accounts” is hereby deleted in its entirety.

(k) Section 6.17 of the Loan Agreement entitled “Material Construction Contracts” is hereby amended by deleting the term “HOFV Project” and replacing it with “Mortgaged Property”.

(l) Schedule 3.19(c) is hereby deleted its entirety and the attached Schedule 3.19(c) is substituted therefor.

SECTION 4. Termination of Security Interests. Concurrently with the execution of this Amendment and Administrative Agent’s withdrawal of the December 2021 Prepayment from the Proceeds Account, Administrative Agent shall execute the First Amendment to Pledge and Security Agreement dated as the same date as this Amendment between the Borrowers and the Administrative Agent, and such termination to be in the form of Exhibit C, attached hereto and incorporated by reference herein (“First Amendment to Pledge”). For the avoidance of doubt, all rights of either of the Administrative Agent and the Lender to, claims of either of the Administrative Agent and the Lender in, liens of either of the Administrative Agent and the Lender on and interest of either of the Administrative Agent and the Lender in (i) CFE Bonds, (ii) CFE Ground Lease, (iii) CFE Bond Purchase Agreement, (iv) CFE Leaseback, or (iv) any Transaction Documents relating to CFE are hereby specifically released and terminated. In connection with the termination of the security interests, the Administrative Agent shall deliver termination letters to Huntington National Bank to terminate all deposit control account agreements related to all accounts except (a) the Interest Reserve Account, (b) the Proceeds Account, and (c) any Accounts held by HOF Stadium (which deposit control account agreements shall continue unmodified), within two (2) Business Days after the date of this Amendment.

SECTION 5. Partial Release of Mortgage and Termination of UCC Financing Statements. Concurrently with the execution of this Amendment and the payment of the December 2021 Prepayment and the December 2021 YM Payment, Administrative Agent shall execute and deliver to Chicago Title Insurance Company, 1111 Superior Avenue, Suite 600, Cleveland, OH 44114 (“Chicago Title Insurance Company”) an original release of the Mortgage encumbering the property described on Exhibit D, attached hereto and incorporated by reference herein, such release to be in the form of Exhibit E, attached hereto and incorporated by reference herein (“Partial Release of Mortgage”). Administrative Agent is further authorized and directed to, and hereby agrees to: (a) provide to Chicago Title Insurance Company any additional documents requested by Chicago Title Insurance Company to evidence the release of the Released Real Estate and the termination of the lien of the Mortgage as to the Released Real Estate, and (b) promptly file necessary documents to evidence the termination of any security interest evidenced by a UCC Financing Statement with respect to (i) the Released Borrowers, (ii) any Collateral owned by the Excluded Subsidiaries, including without limitation all UCC-3 Terminations for the following UCC-1s filed in the State of Delaware on December 1, 2020: 20208404917 - HOF Village Youth Fields, LLC, 20208405161 - HOF Village Parking, LLC 20208405245 - HOF Village Land, LLC, 20208405278 - HOF Village Hotel I, LLC, 20208405096 - HOF Village Sports Business, LLC, 20208405187 - HOF Village Parking Management I, LLC, 20208405120 - HOF Village Residences I, LLC, 20208405344 - HOF Village Center for Excellence, LLC, 20208405328 - HOF Village Center for Performance, LLC, 20208405419 - HOF Experience, LLC, 20208405229 - HOF Village Media Group, LLC, 20208405369 - HOF Village Hotel WP, LLC, 20208405021 - HOF Village Waterpark, LLC, and 20208405104 - HOF Village Retail I, LLC, and (v) modifications of the following UCC-1s filed in the State of Delaware on December 1, 2020: 20208405476 – Hall of Fame Resort & Entertainment Company and 20208405211 – HOF Village Newco, LLC (as approved in writing by Administrative Agent).

SECTION 6. Waiver of Separate Prepayment on IRG 2021 Note. The Administrative Agent and the Lender acknowledge and agree that no funds in excess of the December 2021 Prepayment are required in connection with the IRG 2021 Note. For the avoidance of doubt, the lack of a separate prepayment in connection with the IRG 2021 Note shall not trigger an Event of Default.

SECTION 7. Proceeds Account Disbursement. Following the payment of the December 2021 Prepayment and the December 2021 Interest/YM Payment, the Administrative Agent shall (1) transfer $6,000 from the Proceeds Account to the Interest Reserve Account, (2) withdraw $50,000 from the Proceeds Account to pay the annual Administrative Fee, and (3) upon receipt of a Disbursement Request from HOF Resort & Entertainment, transfer $7,500,000 from the Proceeds Account to the Account ending in x1022 held by Lead Borrower at Huntington National Bank (the “December 2021 Disbursement”).

SECTION 8. Acknowledgement of Outstanding Balance. Administrative Agent and Lender acknowledge that, following the payment of the December 2021 Prepayment, the December 2021 Interest/YM Payment, and the December 2021 Disbursement:

(a) The Proceeds Account has a balance of $5,805.12;

(b) The Interest Reserve Account has a balance of $190,032.25.

(c) All fees due and owing to Administrative Agent and Lender from Borrowers as of the date hereof have been paid in full;

(d) All interest accrued through December 15, 2021 has been paid in full; and

(e) The remaining principal balance due under the Loan Agreement is $7,400,000.

SECTION 9. Representations and Warranties.

(a) This Amendment constitutes the legal, valid and binding obligations of the Borrowers and the Released Borrower, enforceable against the Borrowers and the Released Borrowers in accordance with its terms, has been duly authorized by all requisite corporate, partnership or limited liability company and, if required, stockholder, partner or member action of each Borrower and each Released Borrower which is a party thereto and (i) will not violate (A) any provision of law, statute, rule or regulation, or of Governing Documents of any Borrower or Released Borrower (B) any order of any Governmental Authority or arbitrator or (C) any provision of any indenture, agreement or other instrument to which any Borrower or any Released Borrower is a party or by which any of them or any of their property is or may be bound, including any Contractual Obligation, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument or any Contractual Obligation, or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by any Borrower (other than Permitted Liens and Liens created under the Security Documents).

(b) Borrowers agree that all of the representations and warranties made by Borrowers or Guarantor set forth in the Loan Agreement, as modified by this Amendment, and in the other Loan Documents are true and correct in all material respects as of the date of this Amendment unless Administrative Agent has been notified to the contrary prior to the date of this Amendment except (i) for any representation or warranty, that, by its terms, refers to a specific date, or (ii) for any representation or warranty, that, by its terms, relates to a Released Borrower, or (iii) to the extent that the failure of such representation or warranty to be true and correct, in all material respects, on and as of the date of this Amendment will not have a Material Adverse Effect.

SECTION 10. Electronic Signatures. Transmission of a signature by facsimile or email or in .pdf format shall bind the signing party to the same degree as the delivery of a signed original or electronic signature. This Amendment may be executed by way of electronic signatures (including, but not limited to, by way of electronic signatures generated by “DocuSign,” “Adobe Sign” or similar programs or replacements thereto) and that neither this Amendment, nor any part or provision of this Amendment, shall be challenged or denied any legal effect, validity and/or enforceability solely on the grounds that it is in the form of an electronic record. Notwithstanding the foregoing, Administrative Agent agrees to deliver the Partial Release of Mortgage in a form reasonably acceptable to Chicago Title Insurance Company as required to effectuate the partial release and termination of the Mortgage as to the Released Real Property.

SECTION 11. No Other Changes; Ratification; Legal Fees.

(a) Except as specifically amended hereby, the terms, provisions and conditions of the Loan Agreement and the other Loan Documents shall remain unmodified and continue in full force and effect and, except as amended hereby, all of the terms, provisions and conditions of the Loan Agreement and the Loan Documents are hereby ratified and confirmed in all respects.

(b) Concurrently with the execution of this Amendment, Borrowers shall have separately paid the legal fees and expenses of Administrative Agent’s counsel, Skadden, Arps, Slate, Meagher & Flom LLP as set forth in an invoice provided directly to Borrowers.

SECTION 12. Release. Borrowers and Released Borrowers acknowledge and agree that they currently possess no Claims (as hereinafter defined) against Administrative Agent or any Lender or Related Parties of Administrative Agent or a Lender (a “Lender Party” and collectively, “Lender Parties”). As a material inducement to Administrative Agent and Lender to enter into this Amendment, Borrowers and Released Borrowers do hereby absolutely, unconditionally and irrevocably remise, release, acquit, satisfy and forever discharge each Lender Party from any and all manner of debts, accountings, bonds, warranties, representations, covenants, promises, contracts, controversies, arguments, liabilities, obligations, expenses, damages, judgments, executions, actions, claims, demands and causes of action of any nature whatsoever, whether at law or in equity (collectively, “Claims”), either now accrued or hereafter maturing or whether known or unknown, which any Borrowers and/or Released Borrowers now have or hereafter can, shall or may have by reason of any manner, cause or thing whatsoever which arises at any time on or prior to the date of this Amendment, with respect to matters arising out of, in connection with or related to (i) the Loan Documents and indebtedness evidenced and secured thereby or (ii) any other agreement or transaction between Borrowers and/or Released Borrower and any Lender Party entered into in connection with the Loan Documents.

SECTION 13. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract.

SECTION 14. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York without regard to any conflicts of law principles that would direct the application of the laws of any jurisdiction.

[Signatures follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

HALL OF FAME RESORT & ENTERTAINMENT COMPANY,

a Delaware corporation

HOF VILLAGE NEWCO, LLC

HOF VILLAGE STADIUM, LLC

HOF VILLAGE PARKING, LLC

HOF VILLAGE YOUTH FIELDS, LLC

HOF VILLAGE LAND, LLC

HOF VILLAGE HOTEL I, LLC

HOF VILLAGE SPORTS BUSINESS, LLC

HOF VILLAGE PARKING MANAGEMENT I, LLC

HOF VILLAGE RESIDENCES I, LLC

HOF VILLAGE CENTER FOR EXCELLENCE, LLC

HOF VILLAGE CENTER FOR PERFORMANCE, LLC

HOF VILLAGE WATERPARK, LLC

HOF VILLAGE HOTEL WP, LLC

HOF EXPERIENCE, LLC

HOF VILLAGE MEDIA GROUP, LLC

HOF VILLAGE RETAIL I, LLC

HOF VILLAGE RETAIL II, LLC

 each, a Delaware limited liability company

By:	/s/ Michael Crawford
	Name:	Michael Crawford
	Title:	Chief Executive Officer

[Signatures Continue on Next Page]

AQUARIAN CREDIT FUNDING LLC, as Administrative Agent

By:	/s/ Benjamin Goodman
	Name:	Benjamin Goodman
	Title:	Authorized Signatory

INVESTORS HERITAGE LIFE INSURANCE COMPANY, as a Lender
By:	Aquarian Holdings Investment Management LLC, as investment advisor

By:	/s/ Benjamin Goodman
	Name:	Benjamin Goodman
	Title:	Authorized Signatory

[Signature Page to Amendment Number 5 to Term Loan Agreement]

Exhibits

Schedule 3.19(c) - Accounts

Exhibit A – [Intentionally Deleted]

Exhibit B – Stadium Property

Exhibit C – First Amendment to the Pledge and Security Agreement

Exhibit D – Released Property

Exhibit E – Partial Release of Mortgage

SCHEDULE 3.19(c)

ACCOUNTS

Proceeds Account

1.	Huntington National Bank - Proceeds Account (blocked with lockbox) – Account No. 01663071051 (Beneficiary: Hall of Fame Resort & Entertainment Company)

Interest Reserve Account

1.	Huntington National Bank - Interest Reserve Account (blocked) – Account No. 01663071035 (Beneficiary: Hall of Fame Resort & Entertainment Company)

Additional Accounts

1.	Huntington National Bank - Account No. 01662773910 (Beneficiary: HOF Village Stadium, LLC)
2.	Huntington National Bank - Account No. 01663003854 (Beneficiary: HOF Village Stadium, LLC)